Exhibit 99.1

AIkido Pharma Inc. Provides Update on Timing of Record Date and Anticipated Distribution Date for Dividend Distribution

NEW YORK, NY March 27, 2020  /PRNewswire/ AIkido Pharma Inc. (Nasdaq: AIKI) (“AIkido” or the “Company”) today announced that the record date and distribution date to our stockholders of shares of Hoth Therapeutics, Inc. (“Hoth”) will be deferred because of the requirement that the shares be registered prior to distribution. AIkido will provide a record date and distribution date for the distribution of the shares promptly once the registration statement is declared effective and will issue an update to shareholders in two weeks on the status of this matter.

About AIkido

AIkido was initially formed in 1967 and is a biotechnology company with a diverse portfolio of small-molecule anti-cancer therapeutics. The Company’s platform consists of patented technology from leading universities and researchers and we are currently in the process of developing an innovative therapeutic drug platform through strong partnerships with world renowned educational institutions, including The University of Texas at Austin and Wake Forest University. Our diverse pipeline of therapeutics includes therapies for pancreatic cancer, acute myeloid leukemia (AML) and acute lymphoblastic leukemia (ALL). In addition, we are constantly seeking to grow our pipeline to treat unmet medical needs in oncology

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

AIkido:	Phone: 212-745-1373
Email: investorrelations@AIkido.com
www.AIkido.com